Exhibit 10.6 F

LEASE AGREEMENT

between

2000 SIERRA POINT, LLC,

a Delaware limited liability company

as “Landlord”

and

TERCICA, INC.,

a Delaware corporation

as “Tenant”

Dated March 7, 2005

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	10.1	Tenant’s Indemnification of Landlord		20

	10.2	Damage to Tenant and Tenant’s Property		20

	10.3	Survival		21

11.	Insurance			21

	11.1	Tenant’s Insurance		21
		11.1.1	Liability Insurance	21
		11.1.2	Property Insurance	21
		11.1.3	Business Interruption Insurance	22
		11.1.4	Requirements For All Policies	22
		11.1.5	Updating Coverage	22
		11.1.6	Certificates of Insurance	22

	11.2	Landlord’s Insurance		23

	11.3	Mutual Waiver of Right of Recovery & Waiver of Subrogation		23

12.	Damage or Destruction			23

	12.1	Landlord’s Duty to Repair		23

	12.2	Landlord’s Right to Terminate		24

	12.3	Tenant’s Right to Terminate		24

	12.4	Waiver		24

13.	Condemnation			25

	13.1	Definitions		25

	13.2	Effect on Lease		25

	13.3	Restoration		25

	13.4	Abatement and Reduction of Rent		26

	13.5	Awards		26

	13.6	Waiver		26

14.	Assignment and Subletting			26

	14.1	Landlord’s Consent Required		26

	14.2	Reasonable Consent		27

	14.3	Excess Consideration		27

	14.4	No Release of Tenant		28

	14.5	Expenses and Attorneys’ Fees		28

	14.6	Effectiveness of Transfer		28

	14.7	Landlord’s Right to Space		28

	14.8	Assignment of Sublease Rents		29

	14.9	Permitted Transfers		29

15.	Default and Remedies			30

	15.1	Events of Default		30

	15.2	Remedies		31
		15.2.1	Termination	31
		15.2.2	Continuation of Lease	32
		15.2.3	Re-Entry	32
		15.2.4	Termination	33
		15.2.5	Cumulative Remedies	33
		15.2.6	No Surrender	33

16.	Late Charge and Interest			33

	16.1	Late Charge		33

	16.2	Interest		33

17.	Waiver			34

18.	Entry, Inspection and Closure			34

19.	Surrender and Holding Over			35

	19.1	Surrender		35

	19.2	Holding Over		35

20.	Encumbrances			36

	20.1	Subordination		36

	20.2	Mortgagee Protection		36

21.	Estoppel Certificates and Financial Statements			36

	21.1	Estoppel Certificates		36

	21.2	Financial Statements		37

22.	Notices			37

23.	Attorneys’ Fees			37

24.	Quiet Possession			38

25.	Security Measures			38

26.	Tenant Parking			38

27.	Force Majeure		39

28.	Common Areas		39

29.	Rules and Regulations		40

30.	Landlord’s Liability		41

31.	Consents and Approvals		41

	31.1	Determination in Good Faith	41

	31.2	No Liability Imposed on Landlord	41

32.	Waiver of Right to Jury Trial		41

33.	Brokers		42

34.	Relocation of Premises		42

35.	Entire Agreement		42

36.	Miscellaneous		43

37.	Authority		43

38.	Option to Renew		43

1.	Second Floor Option and Right of First Offer		F–1

	1.1	Grant of Option and Right of First Offer; Conditions	F–1

	1.2	Terms for Expansion Space or Offering Space	F–2

	1.3	Termination of Right of First Offer	F–3

	1.4	Offering Amendment	F–3

	1.5	Prevailing Market	F–4

2.	Third Floor Option and Right of First Offer		F–4

	2.1	Grant of Third Floor Option and First Offer Right; Conditions	F–4

	2.2	Terms for 3rd Floor Space	F–5

	2.3	Termination of 3rd Floor First Offer Right	F–5

	2.4	3rd Floor Amendment	F–6

3.	Monument Signage		F–6

EXHIBITS

Exhibit A	Description of Premises

Exhibit B	Work Letter

Exhibit C	Commencement Certificate

Exhibit D	Project Rules Rider

Exhibit E	Prohibited Uses Rider

Exhibit F	Additional Provisions Rider

Exhibit G	Common Area Work

Exhibit H	3rd Floor Space

Exhibit I	Current Conference Room Rates

Exhibit J	Occupied Fourth Floor Premises

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INDEX OF DEFINED TERMS

Additional Rent	7
Alterations	15
Applicable Measurement Standards	1
Arbitration Period Base Rent	45
Award	25
Base Operating Costs	3
Base Taxes	3
Building	1
Building Systems	12
Claims	20
Commencement Date	1
Common Areas	39
Condemnation	25
Condemnor	25
Controls	18
Date of Condemnation	25
Election Notice	43
Encumbrance	36
Environmental Losses	13
Environmental Requirements	13
Event of Default	30
Expense Statement	7
Expiration Date	1
Fees	37
Handled by Tenant	13
Handling by Tenant	13
Hazardous Materials	12
HVAC	12
Initial Rent Determination Period	44
Interest Rate	34
Land	1
Landlord	1
Landlord’s Broker	42
Laws	4
Lease	1
Minimum HVAC Hours	19
Mortgagee	36
Objection Notice	8
Operating Costs	3
Parking Area	1
Permitted Hazardous Materials	13
Premises	1
Prevailing Market Rent	44
Prohibited Use	12
Project	1
Project Rules	40
Proposed Transferee	27
Renewal Option	43
Rent	9
Rental Tax	18
Representatives	13
Review Notice	7
Scheduled Commencement Date	1
Security Deposit	9
Service Failure	19
Taxes	6
Tenant	1
Tenant Improvements	15
Tenant’s Broker	42
Tenant’s Share	6
Tenant’s Taxes	18
Tenant’s Work	15
Term	1
Trade Fixtures	17
Transfer	26
Transferee	27
Visitors	13
Work Letter	1

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is March 7, 2005

Landlord:	2000 SIERRA POINT, LLC, a Delaware limited liability company

Tenant:	TERCICA, INC., a Delaware corporation

Project:	2000 Sierra Point Parkway, Brisbane, California

Building Address:	2000 Sierra Point Parkway Brisbane, California 94005

Premises:	Floor:	A portion of the 3rd and the entire 4th, as more particularly described on Exhibit A hereto

	Suite Number:	400

	Rentable Area:	Approximately 28,278 rentable square feet, subject to remeasurement, as more particularly described in Section 1 below

Premises Mailing Address:	2000 Sierra Point Parkway, Suite 400 Brisbane, California 94005

Term:	Seventy-five (75) full calendar months (plus any partial calendar month at the beginning of the Term)

Renewal Options:	One (1) option for five (5) years

Scheduled Commencement Date:	July 15, 2005

Expiration Date:	The last day of the 75th full calendar month in the Term

Base Rent:	Months	Rate per rentable square foot per month	Monthly Base Rent

	1-24, and any partial month at the beginning of the Term	$1.95	$55,142.10*

	25 – 36	$2.05	$57,969.90

	37 – 48	$2.15	$60,797.70

	49 – 60	$2.25	$63,625.50

	61 – 75	$2.35	$66,453.30

	* Subject to abatement, as more particularly described in Section 3 below, and changes due to remeasurement, as more particularly described in Section 1 below.

Tenant’s Share of the Building for Operating Costs and Taxes:	12.94%, subject to remeasurement, as more particularly described in Section 1 below

Security Deposit:	Seven Hundred Ninety Thousand Dollars ($790,000.00), subject to reduction as more particularly set forth in Section 4 below.

Parking:	For parking by Tenant and Tenant’s employees, 102 unreserved parking spaces (based upon a ratio of 3.6 parking spaces per 1,000 rentable square feet) in the area designated in writing from time to time by Landlord for parking by tenants of the Project and their employees.

Landlord’s Address for Payment of Rent:	2000 Sierra Point Parkway Brisbane, California 94005 Attn: Management Office, Property Manager

Permitted Use:	General office use

Landlord’s Address for Notices:

Divco West Properties, LLC

c/o Management Office at Sierra Point Parkway

2000 Sierra Point Parkway

Brisbane, California 94005

Attn: Property Manager

Facsimile: (650) 589-6355

with a copy to:

Divco West Properties, LLC

c/o Divco West Property Services, LLC

400 Hamilton Avenue, Fourth Floor

Palo Alto, California 94301

Attention:    David A. Taran and Jacqueline Moore

Facsimile:   (650) 322-9999

Telephone:  (650) 688-4100

with a copy to:

SSL Law Firm LLP

2755 Campus Drive, Suite 245

San Mateo, California 94403

Attention:    Kyla K. Chin, Esq./Real Estate Notices (2039/0008)

Facsimile:   (650)240-1831

Tenant’s Address for Notices:

Prior to Commencement Date:

651 Gateway Boulevard, Suite 950

South San Francisco, California 94080

Attention:  General Counsel

Facsimile: (650)238-1520

After Commencement Date:

The Premises

Attention:  Chief Financial Officer

with a copy to:

The Premises

Attention:    General Counsel

with a copy to:

Greenberg Traurig, LLP

2000 University Avenue

East Palo Alto, California 94303

Attention:    Toni Pryor Wise, Esq.

Facsimile:    (650)328-8508

Broker(s):	Landlord’s Broker: BT Commercial

Tenant’s Broker: CB Richard Ellis

Guarantor(s):	None.

Property Manager:	Divco West Property Services, LLC

Additional Provisions:	Expansion Right, Right of First Offer, Right of First Refusal, Monument Signage

Base Year:	The calendar year 2006

Minimum HVAC Hours:	7:00 a.m. to 6:00 p.m.

The Basic Lease Information set forth above is part of the Lease.

x

THIS LEASE AGREEMENT (this “Lease”) is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.	PREMISES

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the “Premises”), in the building owned by Landlord having the address specified in the Basic Lease Information (the “Building”). The Building, the parking facilities serving the Building (the “Parking Area”), and the parcel(s) of land (the “Land”) on which the Building and the Parking Area are situated, shall hereinafter be referred to collectively as the “Project.”

The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information; provided, however, that, at any time prior to the Commencement Date Landlord may, at its option and at its own expense, or shall, upon Tenant’s written request and at Tenant’s expense, cause an architect to re-measure the Premises and/or the Project in accordance with the Applicable Measurement Standards (as defined below). Any such re-measurement shall be final and binding on Landlord and Tenant absent manifest error, and any calculations contained in this Lease based on square footage, including, without limitation, Base Rent and Tenant’s Share, shall be adjusted accordingly. Upon completion of any such re-measurement, Landlord and Tenant shall, at the request of either party, confirm the Rentable Area, the Base Rent and Tenant’s Share in writing. As used herein, “Applicable Measurement Standards” means the ANSI/BOMA Z-65.1 1996 Standard Method of Measuring Floor Area in Office Buildings.

2.	TERM; POSSESSION

The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). The “Commencement Date” shall be the earlier of (a) the date on which Tenant Substantially Completes (as defined in the Work Letter attached as Exhibit B (the “Work Letter”) the Tenant Improvements; or (b) the date identified as the Scheduled Commencement Date set forth in the Basic Lease Information (the “Scheduled Commencement Date”). When the Commencement Date has been established, Landlord and Tenant shall at the request of either party execute a commencement certificate in the form attached as Exhibit C wherein the parties specify, among other things, the Commencement Date and the Expiration Date. Upon execution of the Lease and Landlord’s receipt of Tenant’s Security Deposit, Landlord shall deliver possession of the Premises (except a portion of the Premises consisting of approximately 3,500 rentable square feet located on the 4th floor of the Building as depicted on Exhibit J attached hereto (the “Occupied Fourth Floor Premises”), which shall be delivered on or before April 11, 2005) to Tenant for installation by Tenant of the Tenant Improvements. If Landlord fails to deliver possession of the portion of the Premises located on the 4th floor of the Building on or before April 11, 2005, the Commencement Date shall be delayed by one (1) day for every day in the period beginning on April 11, 2005 and ending on the date that Landlord actually delivers possession of such space to Tenant. In addition, in the event that Landlord is unable for deliver the Occupied Fourth Floor Premises to Tenant for purposes of constructing the Tenant Improvements at the time Landlord delivers the remainder of the Premises to Tenant for such purpose, Landlord shall pay to Tenant an amount equal to fifty percent (50%) of any holdover rent that Tenant is required to pay and actually pays under the Existing Lease (as defined below); provided, however, that in no event shall Landlord be obligated to pay to Tenant more than $35,000.00 in the aggregate. As used herein, the “Existing Lease” shall mean that certain Office Lease 651 Gateway Boulevard dated July 24, 2003 between Gateway Center LLC, as landlord, and Tercica Medica, Inc., as tenant, as amended by that certain First Amendment dated September 24, 2003, and as further amended by that certain Second Amendment dated June 28, 2004.

By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. However, notwithstanding the foregoing, Landlord agrees that it will deliver the Premises vacant and in broom clean condition. Further, Landlord agrees that the base Building, the base Building electrical, HVAC (i.e., heating, ventilation and air conditioning) and plumbing systems up to the demising walls of the Premises and the electrical, HVAC system and plumbing systems located in the Premises shall be in good working order. If such systems are not in good working order as of the date the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers the Premises to Tenant, Landlord shall be responsible for repairing or restoring same. Additionally, Landlord shall be responsible, at Landlord’s sole cost and without inclusion of such cost in Operating Costs, for any repairs, upgrades or modifications to the Building core restrooms on the 3rd and 4th floors of the Building, to the Premises and to the Common Areas of the Project (i) to the extent such upgrades or modifications are required by fire and building codes applicable to the Project and Title III of the Americans with Disabilities Act and/or similar handicapped access provisions of applicable building codes, which are in effect and as interpreted, enforced and applied as of the date of this Lease, and (ii) to the extent such upgrades or modifications are required by the appropriate governmental agency or department in order to obtain a building permit for the Tenant Improvements (collectively, “Required Upgrades”). Notwithstanding the foregoing, the Required Upgrades shall specifically exclude any repairs, upgrades or modifications within the Premises (y) required as a result of Tenant’s elimination of the existing interior corridor on the 4th floor of the Building, or (z) required as a result of Tenant’s particular design and configuration of the Tenant Improvements that results in a currently (i.e., as of the date of this Lease) compliant aspect of the Premises becoming non-compliant (and, in such event, Tenant shall, at its sole cost, perform or cause to be performed in accordance with the terms of this Lease, such repairs, upgrades and/or modifications). The Required Upgrades shall be completed using Building standard methods, materials and finishes. Landlord shall use commercially reasonable efforts to complete the Required Upgrades concurrently with the Tenant Improvements.

Tenant’s and Tenant’s contractors entry into the Premises for the purposes of constructing the Tenant Improvements and installing furniture, equipment and personal property in the Premises prior to the Commencement Date shall be upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay Rent, which shall commence on the Commencement Date.

3.	RENT

3.1	Base Rent

Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial calendar month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial calendar month at the beginning or end of the Term shall be prorated based on the actual number of days in the month. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to pay Base Rent or Additional Rent with respect to the first fifteen (15) months of the Term plus any partial calendar month at the beginning of the Term (the “Abated Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Rent (i.e. based upon the amortization of the Abated Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date) shall immediately become due and payable. Only Base Rent and Tenant’s Share of Operating Costs and Taxes shall be abated pursuant to this Section 3.1, and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the first (1st) day of the first full calendar month following the applicable annual or monthly anniversary of the Commencement Date.

3.2	Additional Rent: Increases in Operating Costs and Taxes

3.2.1	Definitions

(a) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information. If for any reason the Building is not constructed and ready for occupancy at the commencement of the Base Year, then, subject to Section 3.2. 1(c) below, for the purpose of calculating Base Operating Costs, Operating Costs for the Base Year shall be calculated based upon the Operating Costs that would have been incurred if the Building had been constructed and ready for occupancy before the commencement of the Base Year.

(b) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information. If the amount of Taxes imposed with respect to the Project increases during the Base Year for any reason (including, without limitation, because of any transfer of title to the Project or any construction of improvements at the Project), then, for the purpose of calculating Base Taxes, Taxes for the Base Year shall be calculated based upon the Taxes that would have been imposed for the entire Base Year if such increase had occurred before the commencement of the Base Year.

(c) “Operating Costs” means all costs of managing, operating, maintaining, altering, and repairing the Premises, the Building and/or the Project or any part thereof, including all costs,

expenditures, fees and charges for; (A) operation, maintenance and repair of the Project (including maintenance, repair and replacement of glass, the roof covering or membrane, resurfacing, painting, restriping, cleaning and sweeping, landscaping and fountains); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Project (including independent contractors), such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Project, and expenditures for deductible amounts paid under such insurance; provided, however, that Tenant’s Share of any earthquake insurance deductibles for any such earthquake event shall be amortized over the useful life of the improvement(s) that are being repaired or reconstructed as a result of such event, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time or Landlord’s borrowing rate with respect to Landlord’s financing, if any, specifically obtained to fund Landlord’s reconstruction or repair of improvements due to such earthquake event, if such rate is lower; (E) licenses, permits and inspections; (F) [Intentionally Omitted]; (G) amortization of capital improvements required to comply with any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”), or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System or the appearance of the Project, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such improvement’s life calculated in accordance with generally accepted accounting principles; (H) an office in the Project for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees (however, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts) for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location); (J) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Project and on other personal property owned by Landlord in the Project (including window coverings and carpeting in Common Areas (as defined in Section 28)); (L) contesting the validity or applicability of any Laws that may affect the Project; (M) any Common Area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Area and the Common Areas and any conference center in the Project); (N) parking area directional signs and other markers and bumpers, as well as personnel to implement any parking control other services and to police the automobile parking and Common Areas; and (O) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Project. Operating Costs for any calendar year, including the Base Year, during which average occupancy of the Project is less than ninety-five percent (95%) shall be calculated based upon the Operating Costs that would have been incurred if the Project had an average occupancy of ninety-five percent (95%) during the entire calendar year.

Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Project (except as otherwise provided in clause (G) of the immediately preceding paragraph); (iv) costs of improvements for Tenant or other tenants of the Project; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is expressly entitled to be reimbursed by other tenants of the Project other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; and (viii) costs, fines, interest or penalties incurred due to Landlord’s violation of any Law. In addition, Operating Costs shall not include the following:

(A)	Sums (other than management fees, it being agreed that the management fees included in Operating Costs are as described in clause (I) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Project, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(B)	Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(C)	Advertising and promotional expenditures;

(D)	Any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” existing as of the date of this Lease in or about the Building, Common Area or Project;

(E)	Any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as interpreted and enforced) as of the date of this Lease except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable;

(F)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources;

(G)	Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Project, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Operating Costs based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building;

(H)	The cost of operating any commercial concession which is operated by Landlord in the Building, including, without limitation, any compensation paid to clerks, attendants or other persons operating such commercial concessions on behalf of Landlord, but only to the extent revenues from any such commercial concessions exceed such costs and compensation;

(I)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art; and

(J)	Taxes.

(d) “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Premises, the Building, or the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Premises, the Building, or the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Premises, the Building, or the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Premises, the Building, or the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8), “Tenant’s Taxes” shall be excluded from Taxes. Taxes shall not include franchise, income, profit, or similar taxes imposed upon or measured by the income or profits of Landlord; provided, however, if due to a future change in the method of taxation, to the extent that any franchise, income or profit or other tax shall be levied in substitution in whole or in part or in lieu of any tax which would otherwise constitute a Tax under this Lease, such franchise, income, profit or other tax shall be deemed to be Tax for the purposes of this Lease.

(e) With respect to Operating Costs and Taxes which Landlord allocates to the Building, “Tenant’s Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Share of the Building for Operating Costs and Taxes, as adjusted by Landlord from time to time for a remeasurement (pursuant to Section 1 above) of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or changes in the physical size of the Premises or the Building. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project.

3.2.2	Additional Rent

(a) Tenant shall pay Landlord as “Additional Rent” for each calendar year following the Base Year or each portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(b) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year following the Base Year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate). Notwithstanding the foregoing, Landlord shall not revise such estimate more than two (2) times per calendar year during the Term of this Lease.

(c) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto (“Expense Statement”). Unless Tenant raises any objections to Landlord’s Expense Statement within ninety (90) days after receipt of the same by delivering written notice to Landlord (a “Review Notice” ), such Expense Statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such Expense Statement or any item therein or the computation of Additional Rent based thereon. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Project is located. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building; provided, however, that with respect to the second (2nd) such audit and any audit thereafter performed by a non-CPA firm whose compensation is contingent upon or correspondent to the financial impact on Tenant resulting from such review, if the result of such audit reveals that Operating Costs, Taxes or Additional Rent for the Building for the year in question was not less than stated by more than five percent (5%), Tenant shall reimburse Landlord for any actual, out-of-pocket costs incurred by Landlord in connection with such audit. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Operating Costs, Taxes or Additional Rent for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. If Tenant does object to such Expense Statement, Tenant shall have the right to give Landlord, within ninety (90) days following the date of the Review Notice, written notice (an “Objection Notice” ) stating in reasonable detail any objection to Landlord’s Expense Statement for that year. If Tenant fails to give Landlord an Objection Notice within the ninety (90) day period described above, Tenant shall be deemed to have approved Landlord’s Expense Statement and shall be barred from raising any claims regarding the Operating Costs, Taxes and Additional Rent for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Operating Costs, Taxes or Additional Rent for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Costs, Taxes or Additional Rent for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Expense Statement unless Tenant is current in its payment of Rent to Landlord.

(d) Any objection of Tenant to Landlord’s Expense Statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s Expense Statement, nor shall any failure of Landlord to deliver Landlord’s Expense Statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s Expense Statement.

(e) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s Expense Statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the Rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final Expense Statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. Notwithstanding the first sentence of this paragraph, if Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, in no event shall Tenant be entitled to a credit for the amount of such decrease.

3.3	Payment of Rent

All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.	SECURITY DEPOSIT

4.1	Security Deposit

On execution of this Lease, Tenant shall deposit with Landlord two Letters of Credit (as defined below) in the aggregate amount specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease, including, without limitation, Tenant’s obligation to pay Rent (including, without limitation, any and all Rent payable pursuant to Section 15.2 of this Lease following an Event of Default by Tenant), to repair damage to the Premises, and to surrender the Premises in the condition required by this Lease. One Letter of Credit (“Letter of Credit A”) shall be in an amount equal to Three Hundred Forty Thousand Dollars ($340,000.00) and the second Letter of Credit (“Letter of Credit B”) shall be in the amount of Four Hundred Thousand Fifty Dollars ($450,000.00). Letter of Credit A and Letter of Credit B are sometimes collectively referred to herein as the “Letters of Credit” or the “Letter of Credit”. Landlord may (but shall have no obligation to) draw on the Letters of Credit and use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall reinstate the Letters of Credit to their original amounts or pay to Landlord on demand an amount sufficient to replenish the Security Deposit. At the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant hereby waives any restriction on the uses to which the Security Deposit may be put that is contained in California Civil Code Section 1950.7 and/or any successor statute, it being agreed that Landlord may, in addition, apply all or any portion of the

Security Deposit in payment of any and all sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by Tenant’s breach or default hereunder. If Landlord transfers the Premises during the Term, Landlord may transfer the net balance of the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit. In no event shall Landlord’s retention or use of the Security Deposit be construed or otherwise operate to preclude Landlord from enforcing the obligations of Tenant under this Lease or from exercising any and all other rights and remedies against Tenant in the event of any default or threatened default by Tenant under this Lease, including, without limitation, all rights and remedies of Landlord at law or in equity.

4.2	Letter of Credit

(a) Each “Letter of Credit” shall (a) be an unconditional and irrevocable letter of credit issued to Landlord, as beneficiary, in form reasonably satisfactory to Landlord, by a reputable bank reasonably approved by Landlord, (b) provide for drawing thereon in the San Francisco, California Bay Area, (c) have a term of at least one year (with the Letter of Credit required to provide for automatic renewal so as to be available to be drawn on at any time during the Term, including any extension thereof, plus a period of 30 calendar days thereafter), (d) permit partial and multiple drawings, (e) expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned from time to time by Landlord to any successor or assignee of Landlord under this Lease (or to any lender with respect to the Property) without the payment of any fees or charges by Landlord, and (f) provide to the effect that it shall automatically renew for additional periods of one year each from the expiration date or future expiration date, unless at least 30 days prior to any expiration date, the issuer notifies Landlord by registered mail of the issuer’s election not to renew the Letter of Credit.

(b) Tenant shall pay all expenses, points or fees incurred by Tenant in obtaining the Letters of Credit and for any transfer of the Letters of Credit. The full amount of the applicable Letter of Credit shall be available to Landlord upon presentation of Landlord’s signed draft and signed certification that Landlord is entitled to draw on such Letter of Credit in accordance with the terms of this Lease. If Tenant breaches or defaults beyond any applicable cure periods with respect to any provision of this Lease, Landlord may draw all or any portion of the Letters of Credit to remedy such default. In the event that Tenant is in default under Sections 15.1(e) or 15.1(f), the cure period provided Tenant under Section 15.1(g) hereof shall begin to run upon the existence of a default and no notice by Landlord to Tenant shall be necessary to begin such period running. If any portion of the Letters of Credit is so drawn, Tenant shall, within ten (10) days after demand therefor, increase the amount of the Letters of Credit in an amount sufficient to restore the Letters of Credit to their original amounts, and Tenant’s failure to do so shall be an Event of Default.

(c) The Letters of Credit shall be renewed by the issuer (or replaced with a similarly qualifying letter of credit acceptable to Landlord) at least fifteen (15) calendar days prior to the expiration date thereof from time to time during the Lease Term. If, for any reason, Tenant fails to cause the Letters of Credit to be so renewed or replaced at least fifteen (15) days prior to their respective expiration dates it shall be an Event of Default hereunder and Landlord shall have the right to immediately draw upon the Letters of Credit in full. Within thirty (30) days after the date of expiration or earlier termination of this Lease, subject to the terms of this Lease, Landlord shall return the Letters of Credit to Tenant and consent to Tenant’s termination of the Letters of Credit.

(d) Subject to the terms of this Section 4, and provided Tenant has timely paid (within any applicable cure periods) all Rent due under this Lease during the twelve (12) month period immediately preceding the effective date (each, a “Reduction Date”) of any reduction of the Letter of Credit, Tenant shall have the right to reduce the amount of the Letter of Credit so that the reduced collective Letters of Credit amount will be as follows: (i) provided that Tenant has received formal approval from the U.S. Food and Drug Administration to market its lead drug candidate IGF-1 to the public (the “FDA Approval”) and has provided Landlord with notice of the same, $450,000.00 effective as of the date that Landlord receives notice from Tenant of the FDA approval (and Landlord shall return Letter of Credit A to Tenant within ten (10) business days following the date that Landlord receives notice from Tenant of the FDA Approval and documented evidence of the same, which evidence is reasonable acceptable to Landlord); and (ii) $225,000.00 effective as of the first day of the 51st month of the Term. If Tenant is not entitled to reduce the Letter of Credit as of a particular Reduction Date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Rent during the twelve (12) months prior to that particular earlier reduction effective date. Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount.

5.	USE AND COMPLIANCE WITH LAWS

5.1	Use

The Premises shall be used and occupied for the purpose described in the Basic Lease Information under “Permitted Use” and for no other use or purpose.

Tenant shall comply with all present and future Laws regarding Tenant’s use, condition, configuration and occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws, other than any repairs, alterations or improvements which are Landlord’s responsibility under Section 2 or Section 7(b)), and shall observe the Project Rules (as defined in Section 29). Landlord, at its sole cost and expense (except to the extent properly included in Operating Costs due to a change in Law following the date of this Lease), shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act or of applicable building, fire or other codes with respect to the Premises and the Common Areas of the Project, provided that Landlord’s obligation with respect to the Premises shall be limited to violations that arise out of the condition of the Premises prior to Tenant’s construction of the initial Tenant Improvements and the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest, any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest (or sooner, if Landlord’s deferral of any work will delay construction of the initial Tenant Improvements or will cause Tenant to incur any liability), will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA.

Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Project or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Project. Without limiting the foregoing, the Premises shall not be used for any use listed in Exhibit E attached hereto (“Prohibited Use”). Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building (including, without limitation, by placing in the Premises any object whose weight distribution results in pressure in excess of eighty (80) pounds per square foot) or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment (including kitchen equipment that is customarily used in connection with general office use); or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of one hundred percent (100%) of the rated capacity of the circuit. Tenant shall have no rights to use the subsurface of the Land or any airspace above the underside of the roof or floor above the Premises or above any paved or landscaped areas on the Land or Common Areas, and Landlord reserves the right to use all such subsurface and airspace areas, including, without limitation, the right to perform construction work thereon. Any diminution or shutting off of light, air or view by any structure which may be erected by Landlord shall in no way affect this Lease or impose any liability on Landlord. Tenant shall have no right whatsoever to the exterior of exterior walls or the roof of the Premises or the Building or any portion of the Property outside the Premises except as provided in Section 28 of this Lease and Sections 2 and 3 of the Project Rules Rider.

5.2	Hazardous Materials

5.2.1	Definitions

(a) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any federal, state or local statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the

Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(b) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(c) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees, affiliates or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials, but in any event excluding Landlord and Landlord’s Representatives.

(d) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Project as a result thereof.

5.2.2	Tenant’s Covenants

No Hazardous Materials shall be Handled by Tenant at or about the Premises or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of this Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under Section 5.2.5 below) shall survive the expiration or termination of this Lease.

5.2.3	Compliance

Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous

Materials at or about the Premises or Project, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project. If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

5.2.4	Landlord’s Rights

Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. In exercising the foregoing right, Landlord shall cooperate with Tenant’s reasonable security measures, including, without limitation, accompaniment by a representative of Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with ongoing, scheduled maintenance programs (of which Tenant has been initially notified), and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

5.2.5	Tenant’s Indemnification

Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Project or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

6.	TENANT IMPROVEMENTS & ALTERATIONS

(a) Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Work Letter. Except for any Tenant Improvements to be constructed by Tenant as provided in the Work Letter (“Tenant’s Work”), Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Minor Alteration”): (a) is not visible from the exterior of the Premises or Building; (b) will not affect the base Building; and (c) does not require work to be performed inside the walls or above the ceiling of the Premises. Tenant shall provide at least ten (10) days prior written notice to Landlord of any such Minor Alteration. Tenant shall be entitled to make without Landlord’s prior consent and without notice to Landlord, Alterations that satisfy all of the following criteria (“Cosmetic Alterations”): (A) are of a cosmetic nature, such as painting, wallpapering, hanging pictures and installing carpeting, (B) do not require work to be performed inside the walls or above the ceiling of the Premises, and (C) that will not affect the base Building. All Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord, if such plans and specifications are necessary for the issuance of required permits or if reasonably deemed necessary by Landlord due to the nature of the work to be performed (except in the case of Cosmetic Alterations); (iii) in compliance with reasonable construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws, subject to Landlord’s obligation set forth in Section 2 above (including all work within the Premises, whether structural or non-structural, required to comply fully with all applicable Laws and necessitated by Tenant’s Work, including all permits and governmental approvals required for such Alterations, which shall be applied for and obtained by Tenant); and (v) subject to all reasonable conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use design professionals, contractors and subcontractors approved by Landlord in its reasonable discretion; provided, however, that Landlord’s approval shall only be required for design professionals, contractors and subcontractors that perform work that affects the Building structure or systems; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s Work, such work shall be performed at Tenant’s expense (other than work which is Landlord’s responsibility pursuant to Section 2 above) by contractors approved by Landlord in its reasonable discretion. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

(b) Before making any Alterations (except for Cosmetic Alterations and Minor Alterations) to the extent necessary for the issuance of required permits or if reasonably deemed necessary by Landlord due to the nature of the work to be performed, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, and the name of the contractor and all subcontractors (to the extent required by Section 6(a) above) proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord within thirty (30) days of demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including all costs of work in portions of the Building or the Project other than the Premises to comply with governmental requirements (unless such compliance is the responsibility of Landlord pursuant to Section 2 above), if such compliance is required as a result of the Alterations, and any actual fees (without mark-up by Landlord) charged by Landlord’s third party contractors or consultants to review plans and specifications prepared by Tenant and to update, if appropriate, the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations. All Alterations shall be completed in compliance with the Project Rules, all applicable governmental requirements, the plans and specifications approved by Landlord (if any), and the provisions of Section 5.1.

(c) All Alterations shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as if by a bill of sale. All Alterations shall be surrendered with the Premises in accordance with Section 19.1; provided, however, that Landlord may require, by notice to Tenant at least thirty (30) days prior to the end of the Term, that Tenant remove any Alterations and restore the Premises to the condition designated by Landlord, all at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration, including any Tenant Improvements, as such terms may be defined in the Work Letter attached hereto, may request in writing that Landlord advise Tenant whether Landlord will require the Alteration, including any Tenant Improvement, or any portion thereof, to be removed at the expiration or earlier termination of the Lease. Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration or other improvements Landlord will require Tenant to remove at the expiration or earlier termination of the Lease. In the event Landlord fails to so advise Tenant, Tenant may submit a second request to Landlord, which request shall state in bold and capital letters that it is Tenant’s second and final request for notification of whether Landlord will require such Alteration to be removed at the expiration or earlier termination of this Lease. If Landlord fails to respond to such second notice, it shall be deemed that such proposed Alterations shall not be required to be removed by Tenant at the expiration or earlier termination of this Lease.

(d) Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of or that is associated with (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or trade fixtures.

(e) Tenant shall obtain liability insurance, in form and amount and from an insurance company acceptable to Landlord, insuring against damage and injury to person and property arising out of the construction of any Alteration. Tenant shall deliver to Landlord reasonably satisfactory documentary evidence that such insurance is in force before starting any Alteration work.

(f) Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after notice of the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

(g) Subject to the provisions of Section 5, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.	MAINTENANCE AND REPAIRS

(a) During the Term, Tenant, at Tenant’s expense, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), windows, Tenant Improvements, Alterations, electrical systems installed by Tenant, HVAC systems installed by Tenant, power exhaust systems, locks and keys, plate glass, fire extinguishers, outlets and fixtures, and any plumbing and appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

(b) Landlord shall maintain or cause to be maintained in first class order, condition and repair, the structural portions of the roof, foundations, slabs and exterior and load-bearing walls of the Building, the Building Systems, and the Common Areas; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Project or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent (if any) not covered by insurance. Landlord shall be under no obligation or duty to inspect the Premises, and any inspection undertaken by Landlord shall not expose Landlord to any liability for faulty, defective, or improper maintenance, repair, installation or construction, whether or not the same may be discovered by Landlord in the course of any inspection. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

(c) Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant and without effecting an eviction, constructive or otherwise, entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(i) To construct additional buildings or other improvements on the Land;

(ii) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Project, the Building, the fixtures and equipment therein, or the Building Systems; provided, however, that Landlord shall not alter the Premises;

(iii) To change the name or street address of the Project or the Building or change the space or suite number of the Premises;

(iv) To install, affix and maintain any and all signs on the exterior and interior of the Building or anywhere else in or on the Project;

(v) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the Common Areas and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of Common Areas; and

(vi) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

8.	TENANT’S TAXES

“Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Project, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9.	UTILITIES AND SERVICES

9.1	Description of Services

Landlord shall furnish to the Premises: heat, ventilation and air-conditioning during the Minimum HVAC Hours specified in the Basic Lease Information (“Minimum HVAC Hours”) on weekdays (except public holidays) sufficient for comfortable use of the Premises; reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building standard lighting fixtures) shall be at Tenant’s sole expense.

9.2	Payment for Additional Utilities and Services

(a) If Tenant requests that Landlord furnish HVAC service to Tenant at times other than Minimum HVAC Hours on business days, then, upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing such HVAC service, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord, which rate shall not include a profit increment for Landlord.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is materially affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds amounts that are typical, normal and customary usage for the office portion of the Project, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation). In addition, Tenant shall be entitled to use its proportionate share of the electrical capacity of the Building. If Tenant’s use is in excess of Tenant’s proportionate share of such capacity, Landlord may require Tenant to install, at Tenant’s sole cost and expense, equipment necessary to support such excess usage.

9.3	Interruption of Services

Except as expressly provided below, in the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Without limiting the foregoing, neither the existence or continuance of any Service Failure nor any failure or inability of Landlord to remedy the Service Failure shall under any circumstances impose any liability on Landlord to Tenant, including any liability for loss of or interference with Tenant’s business or the business of any of Tenant’s Representatives or Tenant’s Visitors. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of thirty (30) consecutive days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Tenants’ Share of Operating Costs and Taxes payable hereunder during the period beginning on the 31st consecutive day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

10.	EXCULPATION AND INDEMNIFICATION

10.1	Tenant’s Indemnification of Landlord

Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s authorized representatives harmless from and against claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Project, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives or the breach by Landlord of its obligations under this Lease.

10.2	Damage to Tenant and Tenant’s Property

Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Project; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Project; or acts of other tenants in the Project), unless such loss, injury or other damage is caused by the gross negligence or willful misconduct of Landlord or Landlord’s breach of its obligations under this Lease (and provided that the foregoing clause shall in no event apply to consequential damages and/or damages for loss of business). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, but not including any loss, injury or damage caused by Landlord’s gross negligence, or willful misconduct or

Landlord’s breach of its obligations under this Lease. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.3	Survival

The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.	INSURANCE

11.1	Tenant’s Insurance

11.1.1	Liability Insurance

Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, provided that Tenant shall maintain umbrella coverage in an amount not less than Five Million Dollars ($5,000,000.00). Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage and broad form property damage coverage including completed operations blanket contractual liability and personal & advertising injury liability and (ii) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Project. Each policy of liability insurance required by this Section shall: (i) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; and (ii) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the “Property Manager”), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

11.1.2	Property Insurance

Tenant shall at all times maintain in effect with respect to any of Tenant’s Work, any Alterations, and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least ninety percent (90%) of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of Tenant’s Work, Alterations, Trade Fixtures and personal property so insured. Landlord will have no obligation to carry insurance on any Tenant’s Work, Alterations or on Tenant’s Trade Fixtures or personal property.

11.1.3	Business Interruption Insurance

Tenant shall at all times maintain in effect business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than One Million Dollars ($1,000,000.00) per accident, insurance protecting against liability under workers’ compensation laws with limits at least as required by statute.

11.1.4	Requirements For All Policies

Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord; (ii) be maintained at Tenant’s sole cost and expense; (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or material decrease of insurance coverage; (iv) be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (v) shall not have a “deductible” in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a “severability” clause. Insurance companies issuing such policies shall have rating classifications of “A-” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Project is located Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect.

11.1.5	Updating Coverage

Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Landlord shall require any such increase in the amount of Tenant’s insurance required pursuant to this Section only in the event that Landlord reasonably determines that the amount of insurance carried by Tenant hereunder is materially less than the amount or type of insurance coverage typically carried by tenants of the Building and/or owners or tenants of comparable buildings located in the geographical area in which the Premises are located which are operated for general office use. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

11.1.6	Certificates of Insurance

Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section 11.1 is in force.

11.2	Landlord’s Insurance

During the Term, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements that have been installed by Landlord pursuant to the Work Letter (Exhibit B), but not any Tenant’s Work or any Alterations constructed or installed by Tenant (which shall be insured by Tenant as provided in Section 11.1.2 above), in an amount equal to at least ninety percent (90%) of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3	Mutual Waiver of Right of Recovery & Waiver of Subrogation

Landlord and Tenant each hereby waive any right of recovery against the other and the partners, managers, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Project or any operation therein.

12.	DAMAGE OR DESTRUCTION

12.1	Landlord’s Duty to Repair

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 and 12.3, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Project, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration and not required to be paid over to any Mortgagee, or for any of Tenant’s personal property, Trade Fixtures or Alterations, or for any Tenant’s Work or other Tenant Improvements except only those constructed and paid for by Landlord in accordance with the Work Letter. If Landlord is required to repair and restore the Premises and/or the Project pursuant to the terms of this Section 12, Landlord shall use commercially reasonable efforts to diligently and promptly repair and restore such Premises and/or the Project.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Project, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Project necessitated by such casualty.

12.2	Landlord’s Right to Terminate

Landlord may elect to terminate this Lease following damage to the Premises and/or the Project by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Project cannot be substantially repaired and restored under applicable Laws within one hundred eighty (180) days from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(c) If the Building or the Project is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building or the Project would exceed twenty-five percent (25%) of the full replacement cost of the Building or the Project, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3	Tenant’s Right to Terminate

If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one hundred eighty (180) days, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2; provided, however, that Tenant shall not be entitled to terminate this Lease pursuant to the foregoing provisions in the event that the damage to the Premises has been caused by the gross negligence or willful misconduct of Tenant, Tenant’s Representatives, or Tenant’s Visitors in or about the Project. In addition, Tenant shall have the right to terminate this Lease if there is less than one (1) year of the Term remaining on the date of such casualty and if Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty.

12.4	Waiver

Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 and 12.3.

13.	CONDEMNATION

13.1	Definitions

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2	Effect on Lease

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Area or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the office portion, if any, of the Building is no longer reasonably suitable for use for office purposes or the retail portion, if any, of the Building is no longer reasonably suitable for use for retail purposes, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3	Restoration

If this Lease is not terminated as provided in Section 13.2, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete form suitable to its former use (whether office, retail or mixed use office/retail); provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any Tenant Improvements or other improvements in the Premises beyond the amount of any Award received by Landlord for such repair, which is not required to be paid over to any Mortgagee, or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4	Abatement and Reduction of Rent

If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5	Awards

Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6	Waiver

Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Project.

14.	ASSIGNMENT AND SUBLETTING

14.1	Landlord’s Consent Required

Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity (other than a corporation whose stock is publicly traded), any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) (a “Change of Control”) shall not be deemed a Transfer. However, Tenant shall provide Landlord with reasonable prior written notice of such Change of Control (or, if prior written notice is not possible, within a reasonable time period following such Change of Control). Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

14.2	Reasonable Consent

(a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord: (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and/or such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request (provided, however, that if the Proposed Transferee is a publicly traded company, such financial information shall not be required to be delivered to Landlord provided that the Proposed Transferee’s financial information is publicly available); and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) business days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7. Landlord agrees that such approval shall not be unreasonably withheld or conditioned. Landlord shall not disclose any confidential information concerning the financial condition of any Proposed Transferee to any person, firm or entity other than Landlord’s directors, auditors, accountants, financial advisors, attorneys, bona fide investors and bona fide prospective investors (collectively, “Landlord’s Advisors”); provided that any such disclosure to any Landlord’s Advisors shall be made on a confidential and need-to-know basis.

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (ii) the Proposed Transferee is an existing tenant in the Project, (iii) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, or (iv) Landlord otherwise determines, in it reasonable discretion, that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project.

14.3	Excess Consideration

If Landlord consents to the Transfer, Tenant shall pay to Landlord (except in the case of a Permitted Transfer or a Transfer to an Affiliated Party (as defined below) or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) as additional rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration paid by any transferee (the “Transferee”) for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including the reasonable costs of brokerage commissions, legal fees and construction costs paid to separately demise or improve the space that is subject to such Transfer.

14.4	No Release of Tenant

No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5	Expenses and Attorneys’ Fees

Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises); provided, however, that in no event shall such costs and expenses exceed Two Thousand Dollars ($2,000.00) with respect to each proposed Transfer. Such fee may be deducted from the excess consideration, if any, described in Section 14.3 above.

14.6	Effectiveness of Transfer

Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and, if required hereunder, a reasonable form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7	Landlord’s Right to Space

Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer (except in the case of a Permitted Transfer or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord), Landlord, in lieu of consenting to such Transfer, may elect in the case of an assignment or a sublease of that would result in fifty percent (50%) or more of the Premises being subject to the sublease for a sublease term of more than fifty percent (50%) of the then-remaining Term of this Lease, to terminate this Lease. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant. Notwithstanding the foregoing, upon receipt of Landlord’s notice that it has elected to terminate the Lease and recapture the portion of the Premises proposed to be subleased or assigned, Tenant may, in its discretion, elect to rescind its election to enter into a Transfer by delivering notice of the same to Landlord within five (5) business days of Landlord’s notice, in which case, this Lease shall continue in effect as if no such notice were given by Tenant.

14.8	Assignment of Sublease Rents

Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default). Notwithstanding the foregoing, such assignment to Landlord of the rights to receive rent and other consideration from any sublease and to collect the same shall not be deemed to create any privity of contract or estate as between Landlord and any subtenant, or be construed as an assumption by Landlord of any liability or obligation of Tenant to any subtenant or as an agreement by Landlord to recognize any sublease or the rights or interests of any subtenant thereunder in the event of the expiration or any earlier termination of this Lease from any cause whatsoever, nor shall any action taken by Landlord to enforce such assignment or to collect any rent or other consideration payable by any subtenant be deemed to create or impose any liability on Landlord to any such subtenant.

14.9	Permitted Transfers

So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 14, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Transfer will not result in a change in the use of the Premises; (iii) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed Permitted Transfer (or as soon thereafter as reasonably possible if such notice is prohibited by confidentiality restrictions applicable to the Permitted Transfer); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than

Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

15.	DEFAULT AND REMEDIES

15.1	Events of Default

The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a) Tenant fails to make any payment of rent within five (5) days after the delivery by Landlord of written notice to Tenant that such payment is past due, or any amount required to replenish the security deposit as provided in Section 4 above, within five (5) days after delivery by Landlord of written notice to Tenant that such replenishment is past due.

(b) Tenant abandons the Premises.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20.1, 21.1 and 21.2.

(d) Tenant violates the restrictions on Transfer set forth in Section 14.

(e) Tenant ceases doing business as a going concern; Tenant makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition {or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in subparagraphs (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant’s failure to comply creates a hazardous condition, Tenant shall immediate consult with Landlord and Landlord may elect, at Tenant’s sole cost and expense, to (i) require Tenant to perform whatever remediation, safety procedures or other work that is necessary to protect persons and property from harm as a result of such hazardous condition as determined by Landlord, or (ii) Landlord shall perform such work. Tenant shall reimburse Landlord for all costs and expenses associated with the foregoing within 30 days following demand by Landlord.

15.2	Remedies

15.2.1	Termination

Upon the occurrence of an Event of Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(b) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (provided, however, that with respect to the foregoing, Landlord shall not be entitled to recover more than 100% of the costs and expenses actually incurred by Landlord) (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of the portion of any previously waived or abated unamortized Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder (i.e. based upon the amortization of the Abated Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date); and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including, without limitation, any unamortized portion of the Tenant Allowance (as defined in the Work Letter) (such Tenant Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the tenant improvements loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(d) such reasonable attorneys’ fees incurred by Landlord as a result of an Event of Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (a) and (b) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default of Tenant hereunder.

15.2.2	Continuation of Lease

Upon the occurrence of any Event of Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after an Event of Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 15.2.2, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

15.2.3	Re-Entry

Upon the occurrence of any Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the

Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

15.2.4	Termination

No re-entry or taking of possession of the Premises by Landlord pursuant to this Section 15.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Event of Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Event of Default.

15.2.5	Cumulative Remedies

The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

15.2.6	No Surrender

No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

16.	LATE CHARGE AND INTEREST

16.1	Late Charge

If any payment of rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to ten percent (10%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2	Interest

In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to

Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.	WAIVER

No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18.	ENTRY, INSPECTION AND CLOSURE

Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in the condition required by this Lease, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When entering the Premises, Landlord shall cooperate with Tenant’s reasonable security measures, including, without limitation, accompaniment by a representative of Tenant. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building, including, without limitation, the Common Areas, without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant, including, if necessary in order for Tenant to continue to use the Premises for the conduct of its normal business operations, performing work at hours other than normal business hours. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this Section 18 shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19.	SURRENDER AND HOLDING OVER

19.1	Surrender

Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time, reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property in accordance with this Section 19.1. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2	Holding Over

If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that (i) during the first ninety (90) days of such holdover, the monthly Base Rent shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof; and (ii) following the first ninety (90) days of such holdover, the monthly Base Rent shall be two hundred percent (200%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

20.	ENCUMBRANCES

20.1	Subordination

This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Project or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided that the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance, the nondisturbance agreement of the holder of any such Encumbrance, and the attornment obligation of Tenant to such holder or its successors and assigns. If the interest of Landlord in the Project is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease.

20.2	Mortgagee Protection

Tenant agrees to give any holder of any Encumbrance covering any part of the Project (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued. Tenant agrees that each Mortgagee is an express third party beneficiary hereof.

21.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

21.1	Estoppel Certificates

Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of this Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent may rely upon, for whatever purposes, such certificate as prepared on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

21.2	Financial Statements

Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of Tenant’s most current financial statements (including, to the extent available, a year end balance sheet and a statement of profit and loss) of Tenant for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Notwithstanding the foregoing, Tenant shall not be required to provide financial statements if (i) Tenant is a publicly traded company on a national exchange, and (ii) Landlord may access Tenant’s publicly available financial statements.

22.	NOTICES

Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, by electronically-confirmed telefacsimile, or by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.	ATTORNEYS’ FEES

In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.	QUIET POSSESSION

Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease, Tenant shall have the quiet possession of the Premises throughout the Term.

25.	SECURITY MEASURES

Landlord shall provide certain security services to the Building, which services shall be consistent with a first-class office building in the vicinity of the Building and may be provided through a security system involving any one or a combination of cameras, monitoring devices or guards, sign-in or identification procedures or other comparable system. Landlord may, but shall be under no obligation to, implement additional security measures for the Project, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Project unreasonably. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of this Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.	TENANT PARKING

At no cost to Tenant, Tenant shall be entitled to use during the Term (including any extensions thereof) the Parking Area for parking purposes to the extent provided in the Basic Lease Information and shall not use more than the number of parking spaces indicated therein. Tenant shall park its cars only in the areas designated for use by Tenant, if any such areas are so designated. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ license plate numbers within thirty (30) days after receiving a written request from Landlord, and Tenant shall thereafter notify Landlord of any changes within thirty (30) days after any change occurs. Should Tenant use the Parking Area or any portion thereof in violation of this Section 26, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to tow away any vehicle involved and charge the cost of towing and storage to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord shall not be required to enforce such parking rights against any tenant or any other party. Tenant shall abide, and cause its Representatives and Visitors to abide, by all Project Rules relating to parking in the Parking Area. Parking lot spaces shall be used only for parking by vehicles no larger than normal size passenger automobiles, sports utility vehicles, or pick-up trucks, or if so designated, for smaller vehicles. There shall be no overnight parking in the Parking Area without Landlord’s prior written consent. Tenant or Tenant’s employees, suppliers, shippers, customers or invitees shall not load or unload passengers, equipment or supplies, or park in areas, other than those designated by Landlord for such activities. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to such automobile parking facilities or the use thereof by Tenant, its employees, agents or invitees, or by anyone else. Landlord may, at any time, and from time to time, limit access to the Parking Area by means of attendants and/or other devices, and make other changes in the layout and operation of the parking facilities, including, without limiting the generality of the foregoing, changes in locations of entrances, exits and parking spaces. Except as specifically provided in this Section 26, Tenant shall not have the right to use any portion of the Parking Area for parking.

27.	FORCE MAJEURE

If either party is delayed, interrupted or prevented from performing any of its obligations under this Lease (excluding the payment of Rent or the satisfaction of any other monetary obligations hereunder), including Landlord’s obligations under the Work Letter (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of such party, then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention.

28.	COMMON AREAS

Subject to the terms and conditions of this Lease and the Project Rules, Tenant shall have the nonexclusive right to use the Common Areas (as defined below) during the Term, in common with other tenants or occupants of the Project or any real property owned by Landlord adjacent to the Land, the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or occupants, and any other users authorized by Landlord. As used herein, “Common Areas” means those portions of the Building, Land, and all facilities and improvements thereon designated by Landlord for the nonexclusive use of occupants of the Project and other authorized users, including access roads, the Parking Area, driveways, sidewalks, landscaped areas, entrances, lobbies, halls, passages, exits, entrances, stairways, atriums, corridors, toilets and lavatories, passenger elevators, service areas and other facilities so designated by Landlord. Landlord reserves the right to charge Tenant for its use of certain portions of the Common Areas, including, without limitation, any conference room facilities. Such use shall be subject to the terms and conditions of this Lease and such reasonable rules and regulations that Landlord may adopt from time to time. The current charge for use of the Building’s conference room facilities is set forth on Exhibit I hereto; provided, however, that Landlord reserves the right to adjust such charge from time to time in accordance with prevailing market rates for such usage.

Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close or restrict access to and/or use of any part of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) close or restrict access to and/or use of any part of the Common Areas to perform maintenance or for any other reason deemed sufficient by Landlord, including, without limitation, allowing the use thereof for invitation only public or private functions or gatherings; (iii) change the shape, size, location and extent of the Common Areas; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Areas; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Areas clear of all obstructions created or permitted by Tenant, Tenant’s Representatives, and Tenant’s Visitors. If in the opinion of Landlord unauthorized persons are using any of the Common Areas by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Areas, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Areas in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent. Landlord agrees to perform certain improvements to the Common Areas, as more particularly described in Exhibit G attached hereto. Such improvements shall be completed on or before December 31, 2005; provided, however, that the parties acknowledge that the signage described in Exhibit G is subject to the approval of appropriate governmental authorities and Landlord shall not be in default of this Lease if any such signage is not completed on or before December 31, 2005.

29.	RULES AND REGULATIONS

Tenant shall be bound by and shall comply with the rules and regulations set forth in the Project Rules Rider attached hereto as Exhibit D and made a part of this Lease to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Project, upon notice to Tenant thereof (collectively, the “Project Rules”). Landlord reserves the right to amend the Project Rules from time to time with or without advance notice, as Landlord may deem appropriate for the best interests of the occupants of the Project and other authorized users. Any amendments to the Project Rules shall be effective as to Tenant and binding on Tenant upon delivery of a copy thereof to Tenant. Tenant shall observe and cause Tenant’s Representatives and Visitors to observe the Project Rules. Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Project Rules by any other tenant or other person. Landlord shall apply such Project Rules to all tenants in a non-discriminatory manner.

30.	LANDLORD’S LIABILITY

The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building (including, without limitation, any claims or rights to insurance proceeds) as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease. Landlord represents that, as of the date of this Lease, there is no mortgage encumbering the Building.

31.	CONSENTS AND APPROVALS

31.1	Determination in Good Faith

Wherever the consent, approval, judgment or determination of landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent.

31.2	No Liability Imposed on Landlord

The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

32.	WAIVER OF RIGHT TO JURY TRIAL

Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

33.	BROKERS

Landlord shall pay the fee or commission of the broker identified in the Basic Lease Information as Landlord’s Broker (“Landlord’s Broker”) and the broker identified in the Basic Lease Information as Tenant’s Broker (“Tenant’s Broker”) in accordance with Landlord’s separate written agreement with Landlord’s Broker and Tenant’s Broker, respectively. Each party hereby warrants and represents to the other that in the negotiating or making of this Lease such party, nor anyone acting on such party’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than Landlord’s Broker and Tenant’s Broker. Each party shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorneys’ fees incurred by the other party based upon a breach by such party of its representations and covenants in this Section 33.

34.	RELOCATION OF PREMISES

For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Project, Landlord shall have the right from time to time during the Term to relocate the Premises within the Project, provided that (a) the rentable and useable area of the new Premises is of substantially equivalent size to the existing Premises, (b) Landlord shall pay the cost of providing tenant improvements in the new Premises, which shall be substantially comparable in layout to those in the existing Premises, (c) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move) of moving Tenant’s Trade Fixtures and personal property to the new Premises, and (d) in no event shall such relocation cause any portion of the Premises to be located on a floor that is not contiguous to a floor on which the remainder of the Premises, or portion thereof, is located. Landlord shall deliver to Tenant written notice of Landlord’s election to relocate the Premises, specifying the new location and the amount of rent payable therefor (which shall be adjusted based solely on the rentable area thereof), at least sixty (60) days prior to the date the relocation is to be effective.

35.	ENTIRE AGREEMENT

This Lease, including the Exhibits, the Work Letter, and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Project, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

36.	MISCELLANEOUS

This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease. Neither Landlord nor Tenant shall record this Lease.

37.	AUTHORITY

If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that each of the persons executing this Lease on behalf of Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

38.	OPTION TO RENEW

(a) Provided that Tenant is not then in default, Tenant shall have a one time option to renew this Lease (the “Renewal Option”) with respect to all, but not less than all, of the Premises for a five (5) year extended term, commencing upon the Expiration Date and ending five (5) years thereafter, upon the same terms and conditions as this Lease except for Base Rent, which shall be determined as described below, and that the Renewal Option thus exercised shall no longer exist. The Renewal Option shall be personal to Tenant and any transferee pursuant to a Permitted Transfer, and shall only be exercisable by Tenant (i) with respect to the entire Premises, if Tenant is actually occupying at least sixty percent (60%) of the Premises at the time of Tenant’s exercise of the Renewal Option and at the commencement of the Renewal Term, or (ii) with respect to the portion of the Premises then being occupied by Tenant, if Tenant desires to renew only such portion of the Premises. In order to exercise any Renewal Option, Tenant shall give written notice (the “Election Notice”) to Landlord of Tenant’s intention to exercise such Renewal Option not more than nine (9) months nor less than six (6) months prior to the Expiration Date, and if such notice is not so given, the Renewal Option shall terminate. Tenant hereby expressly acknowledges and agrees that time is of the essence for purposes of notice of exercise of any Renewal Option and that Tenant’s failure to do so within such time period will relieve Landlord of any obligation under this Section. Except as provided in subparagraph (b) below, if Tenant timely delivers the Election Notice to Landlord and is not in default under this Lease at the time the Renewal Term commences, Landlord and Tenant shall be deemed to have entered into an extension of this Lease with respect to the entirety of the Premises for a five (5) year extended term on the terms and conditions set forth herein. The parties hereto acknowledge that Landlord shall be under no obligation to expend or agree to expend funds in connection with any Renewal Option, including, but not limited to, any funds for improvement to the Premises.

(b) For purposes of determining Prevailing Market Rent in connection with the Renewal Option, the monthly Base Rent payable during the Renewal Term pursuant to subparagraph (a) above shall be an amount equal to the Prevailing Market Rent (as hereinafter defined), multiplied by the number of square feet constituting the Premises. “Prevailing Market Rent” shall mean ninety-five percent (95%) of the prevailing rental rate per square foot then being obtained by Landlord in the Project for space of the same type (whether office or retail) and comparable location within the building or, if no such space has been leased by Landlord during the six (6) months preceding Tenant’s exercise of the Renewal Option, the prevailing rental rate per square foot then being obtained by landlords of commercial buildings of similar location, character and stature as the Building, for comparable improved space of similar size and comparable location within the building and for comparable duration and otherwise upon substantially equivalent economic terms as this Lease. The determination of Prevailing Market Rent shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market Rent shall also take into consideration any reasonably anticipated changes in the Prevailing Market Rent from the time such Prevailing Market Rent is being determined and the time such Prevailing Market Rent will become effective under this Lease. During the Renewal Term, the Premises are to be leased “AS IS” and Landlord shall not be obligated to provide any tenant improvements or financing for the same. Landlord and Tenant shall meet and attempt in good faith to mutually determine Prevailing Market Rent for the purposes of the foregoing. If the parties have not reached agreement on Prevailing Market Rent by the date that is sixty (60) days after Tenant’s delivery of the Election Notice (the “Initial Rent Determination Period”) to Landlord, then within ten (10) days following the expiration of the Initial Rent Determination Period, Tenant may elect, by giving written notice to Landlord, to either (i) submit to binding arbitration for a determination of the Prevailing Market Rent, or (ii) allow the Term to expire as if Tenant had not delivered an Election Notice. If Tenant elects alternative (ii), this Lease shall automatically terminate at the end of the initial Term, and Tenant shall have no further options to extend or renew this Lease. The failure of Tenant to make an election of either alternative (i) or (ii) above within the aforesaid ten (10) day period shall be conclusively and irrevocably deemed to be an election by Tenant to elect alternative (i). If Tenant elects, or is deemed to have elected, to submit to binding arbitration, then each party shall appoint an appraiser and shall give to the other party the identity of the appraiser no later than the date that is twenty (20) days after the expiration of the Initial Rent Determination Period. If either party fails to appoint an appraiser by such date, the sole appraiser appointed, if any, shall determine the Prevailing Market Rent. If no appraiser is appointed Landlord’s determination of Prevailing Market Rent shall be final and binding upon the parties.

If two appraisers are appointed, they shall immediately meet and attempt to agree upon such Prevailing Market Rent. If the appraisers cannot reach agreement on the Prevailing Market Rent by the date that is fifteen (15) days after appointment of the appraisers by the parties hereto, each appraiser shall submit a determination of Prevailing Market Rent to Landlord and Tenant not later than twenty (20) days after such appointment. If the determinations of Prevailing Market Rent made by these two appraisers differ by five percent (5%) or less of the higher of the two determinations, the Prevailing Market Rent shall be the average of the two determinations. If the determinations vary by more than five percent (5%) of the higher of the two determinations, the two appraisers shall within ten (10) days after submission of their determinations, appoint a third appraiser. If the two appraisers shall be unable to agree on the selection of a third appraiser within the ten (10) day period, then either Tenant or Landlord may request such appointment by petitioning the presiding judge of the Superior Court in and for the County of San Francisco. Such third appraiser shall, within thirty (30) days after appointment, make a determination of the Prevailing Market Rent and submit such determination to Landlord and Tenant. The Prevailing Market Rent shall be the determination of Prevailing Market Rent submitted by the original two appraisers that is closer to the Prevailing Market Rent determination of the third appraiser. If the third appraiser’s determination is exactly equal to the arithmetic mean of the Prevailing Market Rent determinations of the original two appraisers, then Prevailing Market Rent shall be the average of the original two determinations. For purposes of this Section, “appraiser” shall mean an MAI designated appraiser with not less than five (5) years of full-time commercial appraisal experience in the Brisbane/South San Francisco area having no prior business relationship with either party. Each party shall bear the fees and costs incurred by each party’s appraiser in connection with the determination of Prevailing Market Rent and all fees and costs incurred by the third appraiser, if any, in connection with the determination of Prevailing Market Rent shall be shared equally by Landlord and Tenant. If the determination of Prevailing Market Rent has not been made by the Applicable Expiration Date, then Tenant shall (i) continue to pay monthly Base Rent at the rate of one hundred ten percent (110%) of the monthly Base Rent for the last month of the Term (the “Arbitration Period Base Rent”), as well as any Additional Rent due under this Lease and (ii) pay to Landlord, or receive as a refund from Landlord, as applicable, on the first day of the month after the determination of Prevailing Market Rent is made, an amount, if any, equal to the difference between the Arbitration Period Base Rent that was paid to Landlord and the monthly Base Rent for the Renewal Term that should have been paid to Landlord as the monthly Base Rent for the Renewal Term as determined hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:	TERCICA, INC., a Delaware corporation

	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Senior VP Legal Affairs General Counsel and Secretary

LANDLORD:	2000 SIERRA POINT, LLC, a Delaware limited liability company

	By:	PMP Sierra Point, LLC, a Delaware limited liability company its Managing Member

		By:	/s/ Wendy Lister
		Name:	Wendy Lister
		Title:	Authorized Signatory

EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

DESCRIPTION OF PREMISES

[SEE ATTACHED]

A–1

VACANT
SUITE 402
CLEARVIEW PROJECTS
SUITE 401
COLO.COM
SUITE 400
VACANT
SUITE 403
North

4TH FLOOR

Scale: NOT TO SCALE

Date: 02.01.05

DivcoWest Properties

HUNTSMAN

2000 SIERRA POINT PARKWAY

BRISBANE, CA

BT COMMERCIAL
MIKE MORAN (MMORAN@BTCOMMERCIAL.COM)
KEVIN WALDMAN (KWALDMAN@BTCOMMERCIAL.COM)
650.347.3700

BT COMMERCIAL REAL ESTATE

Huntsman Architectural Group | 50 California Street, Seventh Floor | San Francisco, CA 94111 | T 415.394.1212 | F 415.394.1222 | E www.huntsmanag.com

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

WORK LETTER

The following provisions are additional provisions of the foregoing Lease to which this Work Letter is attached. Except as may be expressly provided herein, no provision of this Work Letter shall be deemed to limit any other provision of the Lease. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1. Tenant Improvements and Allowance. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Work Letter is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Tenant Improvements”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Tenant Improvements in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Improvements and the contractors to be retained by Tenant to perform such Tenant Improvements; provided, however, that Landlord’s approval, which shall not be unreasonably withheld, shall only be required for contractors and subcontractors that perform work that affects the Building’s structure or systems. Landlord hereby approves the following contractors as Tenant’s general contractor for the Tenant Improvements: DPR Construction, Cody Brock Construction or GCI Construction. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Tenant Improvements shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Improvements shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Tenant Improvements, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

B–1

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $1,046,286.00 (representing an amount equal to Thirty Seven Dollars ($37.00) per rentable square foot, multiplied by the rentable square footage of the Premises) (the “Tenant Allowance”) toward the cost of performing the Tenant Improvements in preparation of Tenant’s occupancy of the Premises. The Tenant Allowance shall be subject to re-calculation if the Premises is remeasured pursuant to the terms of Section 1 of the Lease.

The Tenant Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Improvements and for hard costs in connection with the Tenant Improvements. The Tenant Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Tenant Improvements, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from Tenant’s architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Tenant Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Tenant Improvements; and (v) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Improvements. Upon completion of the Tenant Improvements, and prior to final disbursement of the Tenant Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Tenant Improvements, (5) the certification of Tenant and its architect that the Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (6) copies of all construction contracts for the Tenant Improvements, together with copies of all change orders, if any. In no event shall Landlord be required to disburse the Tenant Allowance more than one time per month. If the Tenant Improvements exceed the Tenant Allowance, Tenant shall be entitled to the Tenant Allowance in accordance with the terms hereof, but each individual disbursement of the Tenant Allowance shall be disbursed in the proportion that the Tenant Allowance bears to the total cost for the Tenant Improvements, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

Notwithstanding the foregoing, if the cost of the construction and installation of the Tenant Improvements exceeds the Tenant Allowance, then upon Tenant’s written request to Landlord delivered not later than the date of Substantial Completion of the Tenant Improvements: (x) the Tenant Allowance shall be increased by an amount designated by Tenant not exceeding Ten Dollars ($10.00) per rentable square foot of the Premises (the “Additional Contribution”), and (y) the monthly Base Rent per square foot for each month of the Term shall

B–2

be increased by the Base Rent Adjustment (as defined below). Landlord and Tenant shall memorialize any such increases in Base Rent in the Commencement Letter. As used herein, “Base Rent Adjustment” shall mean an amount equal to the amount of level monthly payments of principal and interest that would be required to amortize the total amount of the Additional Contribution over the last sixty (60) months of the initial Term of the Lease at a rate of eight percent (8%) per annum.

3. In no event shall the Tenant Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Tenant Allowance to Landlord in accordance with the provisions contained in this Work Letter on or before the date that is the one year anniversary of the Commencement Date, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Tenant Allowance. The foregoing sentence shall not be deemed to prohibit Tenant from applying a portion of the Tenant Allowance to pay any sales taxes applicable to the Tenant Improvements (excluding Tenant’s personal property, equipment and fixtures).

4. Except for any specific requirements set forth in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Tenant Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

5. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

6. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant under the Lease, or a default by Tenant under this Exhibit, has occurred at any time on or before the Substantial Completion (as defined below) of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the construction of the Tenant Improvements to cease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Exhibit shall be suspended until such time as such default is cured pursuant to the terms of the Lease. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents and any approvals necessary for the occupancy of the Premises have been issued by appropriate governmental authorities, except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list”. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

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EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

COMMENCEMENT CERTIFICATE

LANDLORD:	2000 Sierra Point, LLC

TENANT:	Tercica, Inc.

LEASE DATE:	___________, _____

PREMISES:	______________________________________________

Tenant hereby accepts the Premises as being in the condition required under the Lease, with all of Landlord’s construction obligations, if any, completed (except for minor punchlist items which Landlord agrees to complete).

The Commencement Date of the Lease is hereby established as ___________, _____ .

The Expiration Date of the Lease is hereby established as ___________, _____.

TENANT:		,
a

By:
Name:
Title:

LANDLORD:		,

By:
Name:
Title:

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EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

PROJECT RULES RIDER

The following Project Rules are additional provisions of the foregoing Lease to which they are attached. Except as may be expressly provided herein, no provision of this Project Rules Rider shall be deemed to limit any other provision of the Lease. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1. Use of Common Areas. Tenant will not obstruct the Common Areas, and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. Without limiting the foregoing, the Common Areas shall not be used for staging or storage. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Project and its tenants.

2. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3. Signage. Except as otherwise expressly provided in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld. Landlord shall provide and install, at Landlord’s sole cost and expense, the Building directory signage for Tenant. Such signage shall consist of Building standard materials and shall comply with current Building specifications.

4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general

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public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations.

5. Freight. Upon not less than twenty-four hours’ prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

6. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Project. Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

7. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

8. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

9. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

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10. Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Project or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

11. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

12. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

13. Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply at its own expense with the requirements of any recycling program adopted by Landlord for the Building.

14. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Project are prohibited, and Tenant will cooperate to prevent the same.

15. Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Area. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Project or the Parking Area or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Area, including, but not limited to, towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations. Landlord has the right to make changes in the parking procedures and guidelines from time to time, to benefit the Project, in Landlord’s sole discretion.

16. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

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17. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

18. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

19. Waiver of Rules. Landlord may waive any one or more of these Project Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Project Rules in favor of any other tenant or tenants or prevent Landlord from thereafter enforcing these Project Rules against any or all of the tenants of the Project.

20. Effect on Lease. These Project Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Project Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 of the Lease.

21. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Project Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Project Rules against Tenant in a manner that discriminates against Tenant).

22. No Animals. Tenant shall not bring into the Premises at the Project any animals of any type or kind, except animals necessary to assist persons with disabilities.

23. Safes. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Without limiting the foregoing, no object shall be placed in the Premises whose weight distribution results in pressure in excess of eighty (80) pounds per square foot. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

24. Conduct. Tenant shall conduct its business in an orderly manner in the best interests of the Project. No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

25. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Project Rules and/or adopt any other and reasonable rules and regulations as in its judgment may

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from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

26. Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

27. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

28. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

29. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

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EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

PROHIBITED USES RIDER

The following provisions are additional provisions of the foregoing Lease to which this Prohibited Uses Rider is attached. Except as may be expressly provided herein, no provision of this Prohibited Uses Rider shall be deemed to limit any other provision of the Lease. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

As used in Section 5.1 of the Lease, “Prohibited Use” means any of the following uses:

(a) educational activities;

(b) provision of social services;

(c) governmental use (including embassy or consulate use);

(d) personnel agency;

(e) customer service office;

(f) studios for radio, television or other media;

(g) amusement arcade, “bingo” parlor, game center, pool hall or billiard parlor;

(h) bowling alley or arcade;

(i) the sale of alcoholic beverages;

(j) tavern, brew pub or bar;

(k) health club, spa or gymnasium;

(l) theater, night club, dance hall or discotheque;

(m) second-hand or surplus store;

(n) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpster);

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(o) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation;

(p) any living quarters, sleeping apartment or lodging rooms;

(q) any veterinary hospital, animal raising facilities or pet shop;

(r) mortuary;

(s) sale, display or showing of movies, indecent or pornographic literature, video products or other products;

(t) any separately demised newsstand;

(u) any use which is a public nuisance;

(v) “head shop”;

(w) any theater of any kind;

(x) restaurant;

(y) amusement center, carnival, meeting hall, “disco” or other dance hall, sporting event facility, auditorium or any other like place of public assembly;

(z) manufacturing operations;

(aa) factories;

(bb) any industrial usage;

(cc) warehouse, processing or rendering plant;

(dd) flea market;

(ee) massage parlor, tanning studio, modeling studio, or establishment where men or women are engaged in salacious activities or sexually oriented business including, without limitation, mud wrestling, table dancing, or topless, bottomless or nude servers, waitresses waiters, dancers, hostesses or hosts;

(ff) gambling establishment, “off-track betting” operation, lotto or lottery sales, or other similar or related businesses; and

(gg) any other purpose which would be considered to be inconsistent with the use of the Project as a community-oriented office/retail project.

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EXHIBIT F

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

The following provisions are additional provisions of the foregoing Lease to which this Additional Provisions Rider is attached. Except as may be expressly provided herein, no provision of this Additional Provisions Rider shall be deemed to limit any other provision of the Lease. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.	SECOND FLOOR OPTION AND RIGHT OF FIRST OFFER

1.1	Grant of Option and Right of First Offer; Conditions.

The parties acknowledge that the second (2nd) floor of the Building is currently utilized as an executive conference center. Landlord shall have the right, in its sole discretion, to designate certain portions of the executive conference center to be leased for office use (the “Office Space”). Nothing contained herein shall be deemed to limit or restrict Landlord’s ability to locate or designate conference room area(s) on the 2nd floor of the Building.

Tenant shall have an option (the “Expansion Option”) to lease space on the 2nd floor of the Building (the “Expansion Space”) during the first twenty-four (24) months of the Term, provided that Landlord receives written notice (the “Expansion Notice”) from Tenant of the exercise of its Expansion Option on or before the last day of the twenty-fourth (24th) month of the Term. Landlord agrees that, if Tenant so requests, Landlord shall make available to Tenant no less than fifty percent (50%) of the rentable square footage of the 2nd floor of the Building during such twenty-four month period. Within five (5) business days following receipt of such Expansion Notice, Landlord shall deliver an Advice (as hereinafter defined) to notify Tenant of the terms under which Landlord is prepared to lease such Expansion Space to Tenant, which Advice shall specify a base rental rate that reflects Prevailing Market (as defined in Section 1.5 below) and may contain other terms consistent with those terms that Landlord is generally offering to other tenants of the Building at the time that such Advice is delivered to Tenant. Tenant may lease such Expansion Space under such terms by delivering a Notice of Exercise (as defined below) to Landlord within five (5) business days after the date of the Advice. The Expansion Option shall terminate on the last day of the twenty-fourth (24th) month of the Term.

Beginning on the first day of the twenty-fifth (25th) month of the Term, Tenant shall have an ongoing right of first offer during the Term (the “Right of First Offer”) with respect to such Office Space (the “Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that all or a portion of the Offering Space is available for

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lease (but prior to leasing such Offering Space to a third party), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Offering Space to Tenant for the remainder of the Term, which terms for such Offering Space shall reflect the Prevailing Market (as hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such portion of the Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) business days after the date of the Advice.

Notwithstanding anything herein to the contrary, Tenant shall have no such Expansion Option and Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(a) Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(b) the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 14 of the Lease or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) at the time Landlord would otherwise deliver the Advice; or

(c) the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 14 of the Lease or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) prior to the date Landlord would otherwise deliver the Advice; or

(d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

(e) the Offering Space or Expansion Space, as applicable, is not intended for the exclusive use of Tenant during the Term.

1.2	Terms for Offering Space.

(a) The term for the subject portion of the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the subject portion of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the subject portion of the Offering Space, as applicable.

(b) Tenant shall pay Base Rent and Additional Rent for the subject portion of the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the subject portion of the applicable Offering Space as determined in Landlord’s reasonable judgment.

(c) The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences (except that Landlord shall be responsible for separately demising the applicable

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Offering Space from the remainder of the floor), unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

1.3	Termination of Right of First Offer.

The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of (i) initial Expiration Date of the Lease; (ii) with respect to any particular portion of the Offering Space, Tenant’s failure to exercise its Right of First Offer with respect to such portion within the five (5) business day period provided in Section 3.1 above; and (iii) with respect to any particular portion of the Offering Space, the date Landlord would have provided Tenant an Advice with respect to such portion if Tenant had not been in violation of one or more of the conditions set forth in Section 1.1 above. Notwithstanding the foregoing, in the event that Landlord provides to Tenant an Advice and Tenant fails to subsequently exercise its Right of First Offer in accordance with the terms of this Section 1, and Landlord fails to enter into a lease with a third party for such portion of the Offering Space within one hundred eighty (180) days following the expiration of Tenant’s Right of First Offer with respect to such Offering Space, Tenant’s Right of First Offer with respect to such Offering Space shall be reinstated, subject to the terms of this Section 1.3. in addition, in the event that Tenant fails to exercise its Right of First Offer as to any particular portion of the Offering Space and Landlord and a third party enter into a lease for such portion of the Offering Space and such lease expires prior to the date of expiration or earlier termination of this Lease (as the same may be extended), Tenant’s Right of First Offer with respect to such Offering Space shall be reinstated, subject to the terms of this Section 1.3; provided however, that Tenant shall not have the Right of First Offer with respect to such Offering Space reinstated in the event that the existing tenant in such portion of the Offering Space enters into an agreement with Landlord extending or renewing its lease for such portion of the Offering Space or enters into a new lease for such portion of the Offering Space whether or not any such renewal or new agreement is based upon an express option right.

1.4	Offering Amendment.

If Tenant exercises its Right of First Offer or Expansion Option, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Expansion Space or Offering Space, as applicable, to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within a reasonable time thereafter, but an otherwise valid exercise of the Right of First Offer or Expansion Option shall be fully effective whether or not the Offering Amendment is executed.

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1.5	Prevailing Market.

For purposes of this Additional Provisions Rider, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Expansion Space, Offering Space, or the Third Floor Space (as defined below), as applicable, in the Building and office buildings comparable to the Building in the Brisbane/South San Francisco area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, as applicable, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

2.	THIRD FLOOR OPTION AND RIGHT OF FIRST OFFER

2.1	Grant of Third Floor Option and First Offer Right; Conditions.

Tenant shall have an option (the “3rd Floor Expansion Option”) to lease the space located on the third (3rd) floor of the Building and more particularly described on Exhibit H attached to the Lease (the “3rd Floor Space”) for a period commencing on July 1, 2006 and ending on the Expiration Date, provided that Landlord receives written notice (the “3rd Floor Notice”) from Tenant of the exercise of its 3rd Floor Expansion Option no earlier than October 1, 2005 and no later than January 31, 2006. Within five (5) business days following receipt of such 3rd Floor Notice, Landlord shall deliver an Advice to notify Tenant of the terms under which Landlord is prepared to lease such 3rd Floor Expansion Space to Tenant, which terms shall reflect the Prevailing Market (as defined in Section 1 above). Tenant may lease such 3rd Floor Space, in its entirety only, under such terms by delivering a Notice of Exercise to Landlord within five (5) business days after the date of the Advice.

Beginning on February 1, 2006, if Tenant has not exercised its 3rd Floor Expansion Option, Tenant shall have an ongoing right of first offer during the Term (the “3rd Floor First Offer Right”) with respect to such 3rd Floor Space. Tenant’s 3rd Floor First Offer Right shall be exercised as follows: at any time after Landlord has determined that all or a portion of the 3rd Floor Space is available for lease (but prior to leasing such 3rd Floor Space to a third party), Landlord shall provide an Advice to Tenant setting forth the terms under which Landlord is prepared to lease such 3rd Floor Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market rate for such 3rd Floor Space as reasonably determined by Landlord. Tenant may lease the 3rd Floor Space in its entirety only, under such terms, by delivering written Notice of Exercise to Landlord within five (5) business days after the date of the Advice, except that Tenant shall have no such 3rd Floor First Offer Right and Landlord need not provide Tenant with an Advice, if:

(a) Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

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(b) the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 14 of the Lease or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) at the time Landlord would otherwise deliver the Advice; or

(c) the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 14 of the Lease or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) prior to the date Landlord would otherwise deliver the Advice; or

(d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

(e) the Offering Space is not intended for the exclusive use of Tenant during the Term.

2.2	Terms for 3rd Floor Space.

(a) The term for the 3rd Floor Space shall commence upon the commencement date stated in the Advice and thereupon such 3rd Floor Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the 3rd Floor Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the 3rd Floor Space.

(b) Tenant shall pay Base Rent and Additional Rent for the 3rd Floor Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the 3rd Floor Space as determined in Landlord’s reasonable judgment.

(c) The 3rd Floor Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the 3rd Floor Space or as of the date the term for such 3rd Floor Space commences, unless the Advice specifies any work to be performed by Landlord in the 3rd Floor Space, in which case Landlord shall perform such work in the 3rd Floor Space. If Landlord is delayed delivering possession of the 3rd Floor Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the 3rd Floor Space shall be postponed until the date Landlord delivers possession of the 3rd Floor Space to Tenant free from occupancy by any party.

2.3	Termination of 3rd Floor First Offer Right

(a) The rights of Tenant hereunder with respect to the 3rd Floor Space shall terminate on the earlier to occur of (i) initial Expiration Date of the Lease; (ii) with respect to the 3rd Floor Space, Tenant’s failure to exercise its 3rd Floor First Offer Right within the five (5) business day period provided in Section 2.1 above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 2.1 above. Notwithstanding the foregoing, in the event that Landlord provides to Tenant an Advice and Tenant fails to subsequently exercise its 3rd Floor First Offer Right in accordance with the terms of this Section 2, and Landlord fails to enter into a lease with a third party for

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such 3rd Floor Space within one hundred eighty (180) days following the expiration of Tenant’s 3rd Floor First Offer Right with respect to such 3rd Floor Space, Tenant’s 3rd Floor First Offer Right with respect to such 3rd Floor Space shall be reinstated, subject to the terms of this Section 2.3. In addition, in the event that Tenant fails to exercise its 3rd Floor First Offer Right and Landlord and a third party enter into a lease for the 3rd Floor Space and such lease expires prior to the date of expiration or earlier termination of this Lease (as the same may be extended), Tenant’s 3rd Floor First Offer Right with respect to such 3rd Floor Space shall be reinstated, subject to the terms of this Section 2.3; provided however, that Tenant shall not have the 3rd Floor First Offer Right with respect to such 3rd Floor Space reinstated in the event that the existing tenant in such 3rd Floor Space enters into an agreement with Landlord extending or renewing its lease for such 3rd Floor Space or enters into a new lease for such 3rd Floor Space whether or not any such renewal or new agreement is based upon an express option right.

2.4	3rd Floor Amendment.

If Tenant exercises its 3rd Floor First Offer Right, Landlord shall prepare an amendment (the “3rd Floor Amendment”) adding the 3rd Floor Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms. A copy of the 3rd Floor Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the 3rd Floor Amendment to Landlord within a reasonable time thereafter, but an otherwise valid exercise of the 3rd Floor First Offer Right shall be fully effective whether or not the 3rd Floor Amendment is executed.

3.	MONUMENT SIGNAGE

During the initial Term and any extension thereof and provided that Tenant leases and occupies at least 28,278 rentable square feet (or the original Premises leased hereunder, if such original Premises is remeasured pursuant to Section 1 of the Lease) in the Building, Landlord, at Landlord’s sole cost, but subject to governmental approval, shall place Tenant’s name on a Building monument sign that Landlord will be constructing at the Project (the “Monument Sign”). The design, size and color of the signage with Tenant’s name to be included on the Monument Sign shall be subject to the reasonable approval of Landlord and all applicable governmental authorities, and Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant’s name on such Monument Sign shall be consistent in size and prominence with other names installed on such Monument Sign. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building/Project, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share (based upon the number of tenants represented on the Monument Sign) of the cost of any maintenance and repair associated with the Monument Sign.

Upon expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant leases and occupies less than 28,278 rentable square feet (or the original Premises leased hereunder, if such original Premises is remeasured pursuant to Section 1 of the Lease) in the Building, Landlord, at Tenant’s cost, payable as Rent within thirty (30) days after

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demand therefor, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.

The rights provided in this Section 4 shall be non-transferable (except in connection with a Permitted Transfer or a Transfer to an Affiliated Party or any other transfer to a successor to Tenant by merger, purchase, consolidation or reorganization that is consented to by Landlord) unless otherwise agreed by Landlord in writing.

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EXHIBIT G

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

COMMON AREA WORK

(1)	Installation of new artwork in lobby of Building;

(2)	Installation of new carpeting in seating area and lobby area of Building;

(3)	Repainting of ceilings in elevator lobby and touch up paint throughout lobby;

(4)	Installation of new pots and plants in lobby; and

(5)	New signage program for building and site.

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EXHIBIT H

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

3RD FLOOR SPACE

[SEE ATTACHED]

INFORMATIVE, INC.
SUITE 301
VACANT
SUITE 300

3RD FLOOR

Scale: NOT TO SCALE

Date: 02.01.05

North

DIVCOWEST PROPERTIES

HUNTSMAN

2000 SIERRA POINT PARKWAY

BRISBANE, CA

BT COMMERCIAL
MIKE MORAN (MMORAN@BTCOMMERCIAL.COM)
KEVIN WALDMAN (KWALDMAN@BTCOMMERCIAL.COM)
650.347.3700

BT COMMERCIAL REAL ESTATE

Huntsman Architectural Group | 50 California Street, Seventh Floor | San Francisco, CA 94111 | T 415.394.1212 | F 415.394.1222 | www.huntsmanag.com

H–1

EXHIBIT I

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

CURRENT CONFERENCE ROOM RATES

Rental Rate for Conference Rooms on the Second floor:

Conference Room	Cost	Capacity
Pacific Room	$300 a day	120 Theatre 100 Classroom 60 Banquet
Sierra Room	$200 a day	24
Peninsula Room	$200 a day	16
Harbor Room	$200 a day	16
Marina Room	$100 a day	10
Bay Room	$100 a day	10

H–1

EXHIBIT J

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 7, 2005

BETWEEN

2000 SIERRA POINT, LLC, AS LANDLORD,

AND

TERCICA, INC., AS TENANT (“LEASE”)

OCCUPIED FOURTH FLOOR PREMISES

[SEE ATTACHED]

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